Exhibit 99.2

TREEHOUSE FOODS, INC.
Supplemental Financial Information
Unaudited Pro Forma Non-GAAP Measures
(In millions, except per share amounts)

Overview

On August 1, 2019, Bay Valley Foods, LLC and TreeHouse Private Brands, Inc., wholly owned subsidiaries of TreeHouse Foods, Inc. (“TreeHouse” or the "Company"), completed the previously announced sale of Flagstone Foods, Inc. and Nutcracker Brands, Inc., constituting the Company’s Snacks Division, for a base sale price of $90.0 million in cash subject to customary post-closing adjustments. The sale is considered a significant disposition for purposes of Item 2.01 of Form 8-K.

On May 1, 2019, TreeHouse Private Brands, Inc., a wholly owned subsidiary of TreeHouse Foods, Inc., entered into a definitive agreement to sell its Ready-to-eat ("RTE") Cereal business. The transaction is presently being reviewed by the Federal Trade Commission. The RTE business has been classified as held for sale as of June 30, 2019. For additional information, the unaudited Pro Forma Condensed Consolidated Financial Statements include additional columns assuming the sale of the RTE business occurred on January 1, 2016 for purposes of the unaudited Pro Forma Condensed Consolidated Statements of Operations and on June 30, 2019 for purposes of the unaudited Pro Forma Condensed Consolidated Balance Sheet.

As a result, Exhibit 99.1 to this Form 8-K includes TreeHouse's unaudited Pro Forma Condensed Consolidated Financial Statements giving effect to the divestitures by excluding the results of operations of the Snacks and RTE Cereal businesses, which were adjusted to include only costs directly attributed to the businesses. Refer to Exhibit 99.1 of this Form 8-K for additional information regarding the basis of presentation for the Pro Forma information.

In this Exhibit 99.2, the Company has provided the supplemental financial information on a Non-GAAP basis, as it believes it provides investors with useful supplemental financial information regarding the Company's underlying business trends and the performance of the Company's continuing operations after the separation of the Snacks and RTE Cereal businesses, on an adjusted basis.

Non-GAAP Measures

We have included in this Exhibit 99.2 measures of financial performance that are not defined by GAAP (“Non-GAAP”). A Non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s unaudited Pro Forma Condensed Consolidated Financial Statements. We believe these measures provide useful information to the users of the financial statements as we also have included these measures in other communications and publications.

For each of these Non-GAAP financial measures further described below, we provide a reconciliation between the Non-GAAP measure and the most directly comparable GAAP measure, an explanation of why management believes the Non-GAAP measure provides useful information to financial statement users, and any additional purposes for which management uses the Non-GAAP measure. This Non-GAAP financial information is provided as additional information for the financial statement users and is not in accordance with, or an alternative to, GAAP. These Non-GAAP measures may be different from similar measures used by other companies.

Adjusted Earnings Per Diluted Share, Adjusting for Certain Items Affecting Comparability

Adjusted earnings per diluted share (“Adjusted Diluted EPS”) reflects adjustments to GAAP loss per diluted share to identify items that, in management’s judgment, significantly affect the assessment of earnings results between periods. This information is provided in order to allow investors to make meaningful comparisons of the Company’s earnings performance between periods and to view the Company’s business from the same perspective as Company management. As the Company cannot predict the timing and amount of charges that include, but are not limited to, items such as acquisition, integration, divestiture, and related costs, mark-to-market adjustments on derivative contracts, foreign currency exchange impact on the re-measurement of intercompany notes, restructuring programs, and other items that may arise from time to time that would impact comparability, management does not consider these costs when evaluating the Company’s performance, when making decisions regarding the allocation of resources, in determining incentive compensation, or in determining earnings estimates.

Adjusted Net Income, Adjusted EBIT, and Adjusted EBITDAS, Adjusting for Certain Items Affecting Comparability

Adjusted net income represents GAAP net (loss) income as reported in the unaudited Pro Forma Condensed Consolidated Statements of Operations adjusted for items that, in management’s judgment, significantly affect the assessment of earnings results between periods as outlined in the adjusted diluted EPS section above. This information is provided in order to allow investors to make meaningful comparisons of the Company’s earnings performance between periods and to view the Company’s business from the same perspective as Company management. This measure is also used as a component of the Board of Directors' measurement of the Company’s performance for incentive compensation purposes and is the basis of calculating the adjusted diluted EPS metric outlined above.

Adjusted EBIT represents adjusted net income before interest expense, interest income, and income tax expense. Adjusted EBITDAS represents adjusted net income before interest expense, interest income, income tax expense, depreciation and amortization expense, and non-cash stock-based compensation expense. Adjusted EBIT and adjusted EBITDAS are performance measures commonly used by management to assess operating performance, and the Company believes they are commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance between periods and as a component of our debt covenant calculations.

The following table reconciles the Company’s diluted (loss) income per share from continuing operations as presented in the unaudited Pro Forma Condensed Consolidated Statements of Operations in Exhibit 99.1, the relevant GAAP measure, to adjusted diluted income per share from continuing operations for the three and six months ended June 30, 2019 and for the years ended December 31, 2018, 2017, and 2016:

RECONCILIATION OF DILUTED (LOSS) INCOME PER SHARE FROM CONTINUING OPERATIONS TO ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS

		Three Months Ended June 30, 2019	Six Months Ended June 30, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016

Diluted (loss) income per share from continuing operations (GAAP) (1)		$(0.96)	$(1.21)	$(0.89)	$1.90	$1.02
Impairments	(1)	—	—	—	1.02	0.27
Restructuring programs	(2)	0.60	1.16	2.95	1.28	0.33
CEO transition costs	(3)	—	—	0.23	—	—
Mark-to-market adjustments	(4)	0.45	0.73	0.40	(0.04)	(0.25)
Litigation matter	(5)	0.44	0.44	—	—	—
Foreign currency loss (gain) on re-measurement of intercompany notes	(6)	(0.03)	(0.05)	0.11	(0.10)	(0.05)
Product recall	(7)	—	—	—	(0.06)	0.09
Acquisition, integration, divestiture, and related costs	(8)	—	—	(0.24)	1.75	1.06
Multiemployer pension plan withdrawal	(9)	0.07	0.07	—	—	—
Debt amendment and repurchase activity	(10)	—	—	0.12	0.09	—
Tax indemnification	(11)	0.01	0.01	(0.04)	—	—
Tax reform	(12)	—	—	—	(1.92)	—
Taxes on adjusting items		(0.23)	(0.48)	(0.73)	(1.20)	(0.39)
Dilutive impact of shares (2)		—	—	0.01	—	—
Adjusted diluted EPS from continuing operations (Non-GAAP)		$0.35	$0.67	$1.92	$2.72	$2.08

(1) As presented in Exhibit 99.1 to this Form 8-K.
(2) The number of shares outstanding used in the calculation of the GAAP diluted loss per share from continuing operations excludes all contingently issuable shares under our equity award programs since inclusion of such shares would be anti-dilutive (i.e. the loss per share would be smaller). Conversely, the number of shares outstanding used in the calculation of the Adjusted diluted earnings per share from continuing operations (a Non-GAAP measure) includes all contingently issuable shares under our equity award programs since inclusion of such shares is dilutive. The total number of shares used in the calculation of the adjusted diluted earnings per share was 56.5 million for both the three months and six months ended June 30, 2019. The number of total shares used in the calculation of the adjusted diluted earnings per share was 56.5 million, 57.6 million, and 56.4 million for the years ended December 31, 2018, December 31, 2017, and December 31, 2016, respectively.

The following table reconciles the Company’s net loss from continuing operations as presented in the unaudited Pro Forma Condensed Consolidated Statements of Operations in Exhibit 99.1, the relevant GAAP measure, to adjusted net income from continuing operations, adjusted EBIT from continuing operations, and adjusted EBITDAS from continuing operations for the three and six months ended June 30, 2019 and for the years ended December 31, 2018, 2017, and 2016:

RECONCILIATION OF NET (LOSS) INCOME FROM CONTINUING OPERATIONS TO ADJUSTED NET INCOME, ADJUSTED EBIT, AND ADJUSTED EBITDAS FROM CONTINUING OPERATIONS

		Three Months Ended June 30, 2019	Six Months Ended June 30, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
		(in millions)
Net (loss) income per GAAP from continuing operations (1)		$(53.8)	$(68.1)	$(49.6)	$109.4	$57.8
Impairments	(1)	—	—	—	59.0	15.0
Restructuring programs	(2)	33.6	65.7	166.7	73.6	18.7
CEO transition costs	(3)	—	—	13.0	—	—
Mark-to-market adjustments	(4)	25.3	41.2	22.5	(2.3)	(14.1)
Litigation matter	(5)	25.0	25.0	—	—	—
Foreign currency (gain) loss on re-measurement of intercompany notes	(6)	(1.4)	(3.0)	6.2	(5.9)	(3.0)
Product recall	(7)	—	—	—	(3.3)	5.1
Acquisition, integration, divestiture, and related costs	(8)	0.1	0.1	(13.5)	100.9	60.0
Multiemployer pension plan withdrawal	(9)	4.1	4.1	—	—	—
Debt amendment and repurchase activity	(10)	—	—	6.8	5.0	—
Tax indemnification	(11)	0.7	0.4	(2.0)	—	—
Tax reform	(12)	—	—	—	(110.6)	—
Less: Taxes on adjusting items		(14.0)	(27.6)	(41.8)	(69.3)	(21.9)
Adjusted net income from continuing operations (Non-GAAP)		19.6	37.8	108.3	156.5	117.6
Interest expense		27.9	54.8	112.2	123.5	119.2
Interest income		(1.7)	(4.3)	(3.8)	(4.3)	(4.2)
Income tax (benefit) expense		(6.0)	(15.7)	(15.0)	(33.6)	25.0
Add: Taxes on adjusting items		14.0	27.6	41.8	69.3	21.9
Adjusted EBIT from continuing operations (Non-GAAP)		53.8	100.2	243.5	311.4	279.5
Depreciation and amortization	(13)	50.5	103.3	209.1	216.2	226.6
Stock-based compensation expense	(14)	6.4	11.9	20.3	27.7	28.2
Adjusted EBITDAS from continuing operations (Non-GAAP)		$110.7	$215.4	$472.9	$555.3	$534.3

(1) As presented in Exhibit 99.1 to this Form 8-K.

FOOTNOTES FOR RECONCILIATION OF NET (LOSS) INCOME FROM CONTINUING OPERATIONS TO ADJUSTED NET INCOME, ADJUSTED EBIT, AND ADJUSTED EBITDAS FROM CONTINUING OPERATIONS

		Location in Unaudited Pro Forma Condensed Consolidated Statements of Operations	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
			(in millions)
(1)	Impairments	Asset impairment	$—	$—	$—	$59.0	$15.0
(2)	Restructuring programs	Other operating expense, net	32.6	60.9	149.1	38.1	13.0
		Cost of sales	0.2	3.2	13.3	35.5	5.7
		General and administrative	0.8	1.6	4.3	—	—
(3)	CEO transition costs	General and administrative	—	—	13.0	—	—
(4)	Mark-to-market adjustments	Other expense (income), net	25.3	41.2	22.5	(2.3)	(14.1)
(5)	Litigation matter	General and administrative	25.0	25.0	—	—	—
(6)	Foreign currency (gain) loss on re-measurement of intercompany notes	(Gain) loss on foreign currency exchange	(1.4)	(3.0)	6.2	(5.9)	(3.0)
(7)	Product recall	Net sales	—	—	—	(2.3)	3.1
		Cost of sales	—	—	—	(1.0)	2.0
		General and administrative	—	—	—	—	—
(8)	Acquisition, integration, divestiture, and related costs	General and administrative	0.1	0.1	(0.1)	13.6	51.4
		Other operating expense, net	—	—	(13.4)	87.3	—
		Cost of sales	—	—	—	—	8.4
		Other expense (income), net	—	—	—	—	0.2
(9)	Multiemployer pension plan withdrawal	Cost of sales	4.1	4.1	—	—	—
(10)	Debt amendment and repurchase activity	General and administrative	—	—	0.2	1.7	—
		Other expense (income), net	—	—	4.2	—	—
		Interest expense	—	—	2.4	3.3	—
(11)	Tax indemnification	Other expense (income), net	0.7	0.4	(2.0)	—	—
(12)	Tax reform	Income tax (benefit) expense	—	—	—	(108.2)	—
		Other expense (income), net	—	—	—	(2.4)	—
(13)	Depreciation included as an adjusting item	Cost of sales	0.2	1.6	12.1	16.4	6.7
		General and administrative	0.8	1.6	4.1	0.3	—
(14)	Stock-based compensation expense	General and administrative	0.2	0.4	10.3	0.1	0.6

During the three and six months ended June 30, 2019, and for the years ended December 31, 2018, 2017, and 2016, the Company entered into transactions that affected the year-over-year comparison of its financial results that included the following:

(1)
During 2017, the Company incurred $59.0 million of impairment of goodwill and other intangible assets related to its Bars category. During 2016, the Company incurred $11.5 million non-cash impairment charge related to goodwill allocated to the Meal Solutions reporting unit and a $3.5 million non-cash impairment charge related to the Saucemaker® trademark.

(2)
The Company's restructuring and margin improvement activities are part of an enterprise-wide transformation to improve the long-term profitability of the Company. For the three and six months ended June 30, 2019, the Company incurred restructuring program costs of approximately $33.6 million and $65.7 million, respectively. For the years ended December 31, 2018, 2017, and 2016, the Company incurred approximately $166.7 million, $73.6 million, and $18.7 million, respectively, of restructuring program costs.

(3)	The CEO transition cost line primarily relates to accelerated stock-based compensation and modification accounting related to the transition of Chief Executive Officers in 2018.

(4)
The Company’s derivative contracts are marked-to-market each period with the unrealized changes in fair value being recognized in the Condensed Consolidated Statements of Operations. These are non-cash charges. As the contracts are settled, realized gains and losses are recognized. The mark-to-market impacts only are treated as Non-GAAP adjustments.

(5)
During the second quarter of 2019, the Company recognized a $25 million accrual related to a litigation matter. The suit’s primary allegation relates to certain purported label misrepresentations as to the nature of its Grove Square coffee products.

(6)
The Company has Canadian dollar denominated intercompany loans and incurred foreign currency gains and losses to re-measure the loans at the respective period ends. These charges are non-cash and the loans are eliminated in consolidation.

(7)
The product recall costs (reimbursement) primarily represents an announced voluntary recall of products that occurred in 2016 regarding products that may be impacted by sunflower seeds potentially contaminated with Listeria monocytogenes (L.mono) that were provided by a supplier. Product was distributed nationwide through retail stores. TreeHouse initiated the voluntary recall as a cautionary measure to protect public health. Costs include, but are not limited to, customer fees, customer reimbursements, inventory write-offs, and other costs to manage the recall. The Company expects to be reimbursed for these costs and has excluded related recoveries from adjusted earnings for proceeds received in 2017.

(8)
The acquisition, integration, divestiture, and related costs line represents costs associated with completed and potential divestitures, completed and potential acquisitions and the related integration of the acquisitions.

(9)
During the second quarter of 2019, the Company executed a complete withdrawal from the Retail, Wholesale, and Department Store International Union and Industry Pension Fund. Absent agreement with the Fund on a withdrawal payment, the Company estimated a withdrawal liability of $4.1 million. The Company anticipates receiving an assessment by December 31, 2019, and the ultimate withdrawal liability may change from the currently estimated amount.

(10)
During the second quarter of 2018, the Company amended its Credit Agreement, resulting in third party costs to complete the transaction. Also during the second quarter of 2018, the Company completed the repurchase of certain of its outstanding debt. This activity resulted in the write-off of a portion of deferred financing costs as well as a loss on debt extinguishment. During 2017, the Company refinanced our credit facility including our revolver and related term loans. This activity resulted in the write-off of a portion of deferred financing costs as well as third party costs to complete the transaction.

(11)
The tax indemnification line represents the non-cash write off of indemnification assets that were recorded in connection with acquisitions from prior years.  These write-offs arose as a result of the related uncertain tax position being released due to the statute of limitation lapse or settlement with taxing authorities.

(12)
The tax reform line represents the impact of the Tax Act which was signed into law on December 22, 2017 and made significant changes to the Internal Revenue Code. For the period ending December 31, 2017, the Company recorded a provisional net benefit of $110.6 million, primarily attributable to adjustments to our net deferred tax liability, partially offset with a one-time transition tax on the mandatory deemed repatriation of cumulative foreign earnings. The tax impact recorded for the year ended December 31, 2018 was insignificant and the Company considers all provisional amounts to be final.

The tax impact on adjusting items is calculated based upon the tax laws and statutory tax rates applicable in the tax jurisdiction of the underlying Non-GAAP adjustments.